Exhibit 99

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

    Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned of United Technologies Corporation, a Delaware corporation (the "Company"), does hereby certify that:

    The Annual Report for the United Technologies Corporation Employee Savings Plan II on Form 11-K for the year ended December 31, 2002 (the "Form 11-K") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date:	June 30, 2003	/s/ Laurie P. Havanec
Laurie P. Havanec Director, Employee Benefits and Human Resource Systems United Technologies Corporation

Date:	June 30, 2003	/s/ David L. Porter
David L. Porter Assistant Controller, Financial Reporting and Accounting United Technologies Corporation

    A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is accompanying the Form 11-K solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 11-K or as a separate disclosure document.